FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT REPORTS THIRD QUARTER RESULTS

Sales Increase 3 Percent; Earnings Per Share Increases 4 Percent to $0.26

MINNEAPOLIS – (Oct. 24, 2007) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal third quarter ended Sept. 29, 2007. Net sales totaled $213.1 million, an increase of 3 percent, compared to $207.7 million in the third quarter of 2006. Net income totaled $11.9 million, or $0.26 per diluted share, compared to $13.9 million, or $0.25 per diluted share, in the third quarter of 2006.

“While we have not yet regained the revenue strength we are capable of, we have made progress and did deliver year-over-year earnings per share growth,” said Bill McLaughlin, chairman and chief executive officer for Select Comfort. “Operationally, we continue to perform well, with profitability and strong cash flow allowing us to continue to invest in sales growth and cost savings improvements to enhance performance in 2008.”

Sales benefited from 46 new company-owned stores opened during the past 12 months, including 11 net new stores in the third quarter. Broader distribution contributed to a 3 percent increase in third quarter retail sales with same-store sales down 6 percent, an improvement over the past several quarters. In addition, the company’s e-commerce business grew 30 percent compared to the same quarter last year.

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Select Comfort Reports Third Quarter Results – Page 2 of 9

The gross profit margin of 61.6 percent of net sales was down 40 basis points from 62.0 percent in the third quarter of last year and up 40 basis points compared to 61.2 percent in the second quarter this year. This quarter’s gross profit percentage reflects the full burden of costs for compliance with mandatory national fire retardant (FR) requirements, which took effect July 1, 2007. Sequentially, and on a year-to-date basis, the company has improved the gross profit percentage through ongoing cost and quality initiatives, despite higher FR-related manufacturing costs.

The operating profit margin was 9.0 percent of net sales in the third quarter, down 150 basis points from 10.5 percent in the third quarter of last year on higher fixed costs associated with the increased number of stores. This was partially offset by lower media spending, which totaled $26.8 million, and reduced general and administrative expenses, which totaled $14.9 million, largely reflecting lower incentive compensation. Fourth quarter media spending is expected to increase nearly 15 percent as compared to fourth quarter last year.

Cash flows from operating activities on a year-to-date basis totaled $56.2 million, compared to $57.4 million in the same nine-month period last year. The strong cash flow performance reflects management's ongoing focus on working capital management and the inherent efficiencies that result from the company's vertically integrated, build-to-order business model.

As of Sept. 29, 2007, cash and cash equivalents totaled $8.5 million and outstanding debt totaled $21.9 million. Year to date, the company has returned $132 million to shareholders through the repurchase of 7.6 million shares of common stock, including $37.6 million to repurchase 2.3 million shares in the third quarter. The company’s remaining stock repurchase authorization currently stands at $207 million.

For the first nine months of 2007, net sales totaled $608.6 million, compared to $608.0 million in the first nine months of 2006. Net income totaled $25.5 million, or $0.52 per diluted share, compared to $36.4 million, or $0.65 per diluted share for the first nine months of 2006.

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Select Comfort Reports Third Quarter Results – Page 3 of 9

Outlook

The company has lowered its full-year 2007 outlook in anticipation of a slower recovery in its retail sales. The company expects net sales of between $820 million and $830 million and earnings of between $0.75 and $0.81 per diluted share, compared to the previous forecast for net sales of between $840 million and $860 million and earnings of between $0.87 and $0.93 per diluted share.

This outlook reflects a continued improvement over third quarter same-store sales, consistent with recent trends, along with increased media investments and other costs in the fourth quarter designed to benefit 2008 sales and margins.

Conference Call

Today at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific), management will host its regularly scheduled conference call to discuss the company’s third quarter performance. To listen to the call, please dial (888) 790-1641 (international participants dial (210) 234-0001) and reference the passcode “Sleep.” To listen to the webcast, please access the investor relations area of the company’s Web site at www.selectcomfort.com/investors.

A replay will remain available until midnight Eastern Time Nov. 2, 2007, by dialing (203) 369-0259. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort

Founded more than 20 years ago, Select Comfort Corporation is the nation's leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 470 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

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Select Comfort Reports Third Quarter Results – Page 4 of 9

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; mall traffic and consumer shopping patterns; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully distribute our products through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry which bring product cost pressures and will require implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

[1]Top 25 Bedding Retailers, Furniture/Today, August 2007.

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Select Comfort Reports Third Quarter Results – Page 5 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 29, 2007	% of Net Sales	September 30, 2006	% of Net Sales

Net sales	$213,070	100.0%	$207,661	100.0%
Cost of sales	81,892	38.4%	79,000	38.0%
Gross profit	131,178	61.6%	128,661	62.0%
Operating expenses:
Sales and marketing	95,741	44.9%	87,725	42.2%
General and administrative	14,872	7.0%	16,125	7.8%
Research and development	1,290	0.6%	1,142	0.5%
Asset impairment charges	198	0.1%	1,763	0.8%
Operating income	19,077	9.0%	21,906	10.5%
Interest (expense) income, net	(261)	(0.1%)	618	0.3%
Income before income taxes	18,816	8.8%	22,524	10.8%
Income tax expense	6,953	3.3%	8,583	4.1%
Net income	$11,863	5.6%	$13,941	6.7%

Net income per share – basic	$0.27		$0.26

Net income per share – diluted	$0.26		$0.25

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	44,447		52,766
Effect of dilutive securities:
Options	1,443		2,350
Warrants	—		3
Restricted shares	247		185
Diluted weighted average shares outstanding	46,137		55,304

Select Comfort Reports Third Quarter Results – Page 6 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 29, 2007	% of Net Sales	September 30, 2006	% of Net Sales

Net sales	$608,570	100.0%	$608,025	100.0%
Cost of sales	233,697	38.4%	238,200	39.2%
Gross profit	374,873	61.6%	369,825	60.8%
Operating expenses:
Sales and marketing	280,635	46.1%	258,107	42.5%
General and administrative	49,102	8.1%	50,375	8.3%
Research and development	4,231	0.7%	2,907	0.5%
Asset impairment charges	198	0.0%	1,763	0.3%
Operating income	40,707	6.7%	56,673	9.3%
Interest income, net	169	0.0%	2,248	0.4%
Income before income taxes	40,876	6.7%	58,921	9.7%
Income tax expense	15,424	2.5%	22,505	3.7%
Net income	$25,452	4.2%	$36,416	6.0%

Net income per share – basic	$0.54		$0.68

Net income per share – diluted	$0.52		$0.65

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	47,381		53,201
Effect of dilutive securities:
Options	1,614		2,639
Warrants	—		35
Restricted shares	269		193
Diluted weighted average shares outstanding	49,264		56,068

Select Comfort Reports Third Quarter Results – Page 7 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) September 29, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$8,522	$8,819
Marketable debt securities – current	—	37,748
Accounts receivable, net of allowance for doubtful accounts of $1,025 and $529, respectively	16,625	12,164
Inventories	29,983	24,120
Prepaid expenses	8,948	10,227
Deferred income taxes	6,236	5,785
Other current assets	3,363	4,305
Total current assets	73,677	103,168

Marketable debt securities – non-current	—	43,608
Property and equipment, net	70,545	59,384
Deferred income taxes	22,086	19,275
Other assets	5,433	3,526
Total assets	$171,741	$228,961

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$21,900	$—
Accounts payable	65,200	46,061
Customer prepayments	10,414	9,552
Accruals:
Sales returns	4,063	3,907
Compensation and benefits	16,048	20,057
Taxes and withholding	8,911	5,053
Other current liabilities	8,108	12,901
Total current liabilities	134,644	97,531

Warranty liabilities	7,250	7,769
Other long-term liabilities	9,021	7,967
Total liabilities	150,915	113,267

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 44,653 and 51,544 shares issued and outstanding, respectively	447	515
Additional paid-in capital	—	4,039
Retained earnings	20,379	111,140
Total shareholders’ equity	20,826	115,694
Total liabilities and shareholders’ equity	$171,741	$228,961

Select Comfort Reports Third Quarter Results – Page 8 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Nine Months Ended
	September 29, 2007	September 30, 2006

Cash flows from operating activities:
Net income	$25,452	$36,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,869	14,267
Stock-based compensation	5,560	6,115
Disposals and impairments of assets	391	1,806
Excess tax benefits from stock-based compensation	(1,389)	(6,526)
Changes in deferred income taxes	(3,262)	(4,797)
Other non-cash items affecting net income	270	(6)
Change in operating assets and liabilities:
Accounts receivable	(4,461)	(6,615)
Inventories	(5,863)	(4,048)
Prepaid expenses and other assets	286	(218)
Accounts payable	18,174	15,570
Customer prepayments	862	(4,229)
Accrued sales returns	156	(1,235)
Accrued compensation and benefits	(3,996)	(25)
Accrued taxes and withholding	5,612	6,140
Warranty liabilities	(682)	3,389
Other accruals and liabilities	265	1,407
Net cash provided by operating activities	56,244	57,411
Cash flows from investing activities:
Purchases of property and equipment	(30,393)	(20,953)
Investments in marketable debt securities	—	(28,369)
Proceeds from sales and maturity of marketable debt securities	81,086	20,900
Net cash provided by (used in) investing activities	50,693	(28,422)
Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	21,564	(10,681)
Repurchases of common stock	(134,452)	(49,512)
Proceeds from issuance of common stock	4,265	7,163
Excess tax benefits from stock-based compensation	1,389	6,526
Net cash used in financing activities	(107,234)	(46,504)

Decrease in cash and cash equivalents	(297)	(17,515)
Cash and cash equivalents, at beginning of period	8,819	43,867
Cash and cash equivalents, at end of period	$8,522	$26,352

Reclassifications – Certain reclassifications were made to the consolidated statement of cash flows for the nine months ended September 30, 2006 in order to conform to the current-year presentation.

Select Comfort Reports Third Quarter Results – Page 9 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

Percent of sales:
Retail	76.6%	76.2%	75.7%	76.6%
Direct	7.2%	8.7%	8.1%	9.7%
E-Commerce	6.7%	5.3%	6.8%	5.4%
Wholesale	9.5%	9.8%	9.4%	8.3%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Comparable-store sales	(6%)	7%	(10%)	13%
Net new stores	9%	10%	9%	9%
Retail total	3%	17%	(1%)	22%
Direct	(15%)	4%	(16%)	3%
E-Commerce	30%	26%	26%	35%
Wholesale	(1%)	47%	14%	27%
Total	3%	18%	0%	21%

Stores open:
Beginning of period	460	412	442	396
Opened	14	15	37	33
Closed	(3)	(2)	(8)	(4)
End of period	471	425	471	425

Retail partner doors	770	727	770	727

Other metrics:
Average sales per store ($ in 000's) *	$1,377	$1,546
Average sales per square foot ($s) *	$1,104	$1,319
Stores > $1 million net sales *	77%	84%
Average mattress sales per mattress unit
(Q3 Company-owned channels; $s)	$1,726	$1,712
Return on equity (trailing twelve months)	48%	44%
Cash and marketable debt securities ($ in 000's)	$8,522	$113,045

* trailing twelve months for stores open at least one year